CERTIFICATE OF FORMATION

OF

CES Marketing VI, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

1. The name of the limited liability company is CES Marketing VI, LLC.

2. The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Rd., Suite 400, County of New Castle, Wilmington, DE 19808.

Executed on August 26, 2004.

Alan Ku, Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:56 PM 08/26/2004
FILED 02:55 PM 08/26/2004
SRV 040625101 - 3847428 FILE

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:08 PM 07/25/2005
FILED 06:59 PM 07/25/2005
SRV 050612922 - 3847428 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

CES MARKETING VI, LLC

CES Marketing VI, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware (the "Company") does hereby certify:

1. The name of the limited liability company is CES Marketing VI, LLC.

2. The Certificate of Formation of the Company is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article 1 the following new Article 1:

   "1. The name of the limited liability company is Ontelaunee Power Operating Company, LLC."

IN WITNESS HEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation of the Company on this 25 day of July 2005.

Gustavo Grunbaum
Assistant Secretary

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: Ontelaunee Power Operating Company LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows: Change the registered agent to: The Corporation Trust Company Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 14th day of May, A.D. 2007.

By: Claudia Santos
Authorized Person(s)

Name: Claudia Santos
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:23 PM 05/14/2007
FILED 12:23 PM 05/14/2007
SRV 070558534 - 3847428 FILE